UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):          , 2011

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-4141 (Commission File Number)	13-1890974 (IRS Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) is filing this Current Report on Form 8-K (the “Current Report”) solely for the purpose of re-filing the attached exhibits previously filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2010 to comply with SEC filing requirements for material agreements.  The exhibits as originally filed omitted certain schedules, annexes and/or exhibits to the filed agreements.  The exhibits to this Current Report are re-filed in their entirety with all schedules, annexes and/or exhibits to such agreements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Superpriority Debtor-In-Possession Credit Agreement dated as of December 14, 2010, by and among the Company, the Company’s certain subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, the lenders party thereto and the other financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Date: May 10, 2011	By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Superpriority Debtor-In-Possession Credit Agreement dated as of December 14, 2010, by and among the Company, the Company’s certain subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, the lenders party thereto and the other financial institutions party thereto.